Rodney A. Blakestad, J.D., C.P.G.
1602 W. Placita Sin Nieve
Sahuarita, Arizona 85629
MasOro@dakotacom.net

US Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street NW
Washington, DC 20549

Re: Journey Resources Corp. – Form 20-F Registration Statement

Dear Sirs:

I, Rodney A. Blakestad, J.D., C.P.G., consent to the references to my name and to the statements attributed to me respecting the technical report entitled “The Vianey Mine – Guerrero State, Mexico” prepared by me dated October 18, 2004 (revised on March 10, 2005), included in the above-referenced registration statement on Form 20-F and in any amendment thereto.

Dated July 7, 2008.

“Rodney A. Blakestad”
Rodney A. Blakestad, J.D., C.P.G.